Exhibit 10.9(g)

                     , 2009

CoBank, ACB

5500 South Quebec Street

Greenwood Village, Colorado  80111

Attention: James Stutzman

Re:  Acknowledgment

Ladies and Gentleman:

Reference is made to that certain Sixth Amended and Restated Credit Agreement, dated as of July 25, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among National Beef Packing Company, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and CoBank, ACB, an agricultural credit bank, as Lead Arranger, Syndication Agent, Swing Line Lender and Administrative Agent for the Lenders (in such capacity, the “Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This letter agreement is entered into contemporaneously with the execution and delivery of that certain Fourth Amendment to Sixth Amended and Restated Credit Agreement, dated as of the date hereof (the “Fourth Amendment”), among the Borrower, the Lenders and the Agent.  As an inducement to the Agent and the Lenders to enter into the Fourth Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, National Beef, Inc., a Delaware corporation (“NB, Inc.”) hereby acknowledges and agrees that it shall not (a) conduct, transact or otherwise engage in any business or operations other than those incidental to its direct ownership of the equity interests of the Borrower or the issuance and registration under federal securities laws of securities and other matters incidental thereto, (b) incur, create, assume or suffer to exist any Indebtedness except (i) nonconsensual obligations imposed by operation of law, (ii) obligations with respect to the intercompany loans permitted under Section 10.3(t) of the Credit Agreement (as amended by the Fourth Amendment), and (iii) obligations with respect to its equity interests, (c) create, assume or permit to exist any Lien upon the equity interests of the Borrower or any of its other properties or assets, (d) create, organize or acquire any Subsidiary (other than a Subsidiary of the Borrower to the extent permitted under the Credit Agreement), or (e) amend any agreement, instrument or document pertaining to Borrower’s governance in any manner that has or could reasonably be expected to have a material adverse effect on the rights, powers or remedies of the Agent and/or the Lenders.  For the avoidance of doubt, nothing herein shall prohibit NB, Inc. from entering into and performing its obligations under the Tax Receivable Agreement, Exchange Agreement, Stockholders Agreement and related documents, in each case, dated on or about the date of the Initial Public Offering and entered into in connection therewith.

NB, Inc. hereby further acknowledges and agrees that it will derive substantial direct and indirect benefit from the execution and delivery of the Fourth Amendment by the parties thereto and acknowledges that this letter agreement constitutes a Financing Document under the Credit Agreement and that any failure by NB, Inc. to comply fully with its obligations set forth herein shall constitute an immediate Matured Default under the Credit Agreement.

This letter agreement shall be construed in accordance with and governed by the laws of the State of Colorado without regard to the application of conflict of laws principles.  This letter agreement sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto.  This letter agreement shall be binding upon the parties hereto and their respective successors and assigns.  This letter agreement may be executed in any number of counterparts, each of which, when so executed, will be deemed to be an original and all of which, taken together, will constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or other electronic means will be as effective as delivery of an original executed counterpart of this letter agreement.

Please indicate your acceptance and agreement to the terms hereof by executing this letter agreement in the space provided below.

Very truly yours,

NATIONAL BEEF, INC.

By:
Name:
Title:

ACCEPTED AND AGREED TO:

COBANK, ACB, individually and as Lead Arranger,
Syndication Agent and Administrative Agent

By:
Name:
Title:

Signature Page